Exhibit 24
POWER OF ATTORNEY
     We, the undersigned directors of the Registrant, hereby severally constitute and appoint Rick Green our true and lawful attorney and agent, to do any and all things in our names in the capacities indicated below which said person may deem necessary or advisable to enable the Registrant to comply with the Securities Act of 1933, as amended, the Securities Exchange Act of 1934, as amended, and any rules, regulations and requirements of the Securities and Exchange Commission, in connection with the preparation and filing of an amended registration statement on Form S-8 in connection with the Southwest Bancorp, Inc. 2008 Stock Based Award Plan, including specifically, but not limited to, power and authority to sign for us in our names in our capacities as directors the registration statement and any all amendments (including post-effective amendments) thereto; and we hereby approve, ratify and confirm all that said person and/or persons shall do or cause to be done by virtue thereof.

/s/ Jim Berry	September 25, 2008

Jim Berry, Director

/s/ Tom D. Berry	September 25, 2008

Tom D. Berry, Director

/s/ Joe Berry Cannon	September 25, 2008

Joe Berry Cannon, Director

/s/ John Cohlmia	September 25, 2008

John Cohlmia, Director

/s/ David S. Crockett Jr.	September 25, 2008

David S. Crockett Jr., Director

/s/ J. Berry Harrison	September 25, 2008

J. Berry Harrison, Director

/s/ James M. Johnson	September 25, 2008

James M. Johnson, Director

/s/ David P. Lambert	September 25, 2008

David P. Lambert, Director

/s/ Linford R. Pitts	September 25, 2008

Linford R. Pitts, Director

/s/ Robert B. Rodgers	September 25, 2008

Robert B. Rodgers, Director

/s/ Russell W. Teubner	September 25, 2008

Russell W. Teubner, Director